EXHIBIT 32.1

In connection with the Annual Report of Fourth Wave Energy, Inc. (the "Company") on Form 10-K for the year ended December 31, 2020 as filed with the Securities and Exchange Commission (the "Report"), J. Jacob Isaacs, the Company’s Principal Executive and Financial Officer, certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2013, that to the best of their knowledge:

(1)The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)The information contained in the Report fairly presents, in all material respects, the financial condition and results of the Company.

March 31, 2021	/s/ J. Jacob Isaacs
J. Jacob Isaacs, Principal Executive and Financial Officer